Exhibit 99.3

Trevi Therapeutics Announces $11.8 Million Private Placement Priced At-the-Market

Proceeds Will Fund the Development of Haduvio for Severe Chronic Pruritus in Prurigo Nodularis and Chronic Cough in Idiopathic Pulmonary Fibrosis

New Haven, Conn., September 30, 2021 – Trevi Therapeutics, Inc. (Nasdaq: TRVI), a clinical-stage biopharmaceutical company focused on the development and commercialization of an investigational therapy Haduvio™ (nalbuphine ER) to treat serious neurologically mediated conditions, today announced that it has entered into a definitive agreement with a healthcare-focused institutional investor, for the purchase, in a private placement priced at-the-market under Nasdaq rules, of (i) 2,373,201 shares of common stock and accompanying warrants to purchase an aggregate of 4,746,402 shares of common stock, and (ii) pre-funded warrants to purchase up to an aggregate of 4,926,069 shares of common stock and accompanying warrants to purchase an aggregate of 9,852,138 shares of common stock . Each share of common stock and accompanying common stock warrants are being sold together at a combined price of $1.62, and each pre-funded warrant and accompanying common stock warrants are being sold together at a combined price of $1.619, for gross proceeds of approximately $11.8 million. Each pre-funded warrant will have an exercise price of $0.001 per share, will be exercisable immediately and will be exercisable until all of the pre-funded warrants are exercised in full. Of the accompanying common stock warrants, warrants to purchase an aggregate of 7,299,270 shares will expire 3.5 years from the date of issuance and warrants to purchase an aggregate of 7,299,270 shares will expire 7 years from the date of issuance. The accompanying common stock warrants will have an exercise price of $1.37 per share and will be exercisable immediately.

Stifel is acting as lead placement agent for the private placement. Needham is acting as co-placement agent for the private placement.

The gross proceeds to the Company from the private placement, before deducting placement agent fees and other estimated offering expenses payable by the Company, will be approximately $11.8 million. The Company intends to use the net proceeds from the private placement for the development of Haduvio as well as for working capital and other general corporate purposes. The private placement is expected to close on or about October 4, 2021, subject to the satisfaction of customary closing conditions.

The securities to be sold in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, and accordingly may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The Company has agreed to file a registration statement with the SEC registering the resale of the shares of common stock issued in the private placement and the shares of common stock issuable upon the exercise of the warrants issued in the private placement (the “Private Placement Securities”).

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities being offered, nor shall there be any sale of the securities being offered in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction. Any offering of the Private Placement Securities under the resale registration statement will only be by means of a prospectus.

About Trevi Therapeutics, Inc.

Trevi Therapeutics, Inc. is a clinical-stage biopharmaceutical company focused on the development and commercialization of the investigational therapy Haduvio to treat serious neurologically mediated conditions. Trevi is conducting a Phase 2b/3 clinical trial of Haduvio for the treatment of chronic pruritus associated with prurigo nodularis (PN) and a Phase 2 trial for chronic cough in patients with idiopathic pulmonary fibrosis (IPF). Trevi is also developing Haduvio for the treatment of levodopa-induced dyskinesia (LID) in patients with Parkinson’s disease. These conditions share a common pathophysiology that is mediated through opioid receptors in the central and peripheral nervous systems.

Founded in 2011, Trevi Therapeutics is headquartered in New Haven, CT.

About Haduvio

Haduvio, an investigational therapy, is an oral extended-release (ER) formulation of nalbuphine. Nalbuphine is a mixed k-opioid receptor agonist and µ-opioid receptor antagonist that has been approved and marketed as an injectable for pain indications for more than 20 years in the United States and Europe. The k- and µ-opioid receptors are known to be critical mediators of itch, cough and certain movement disorders. Nalbuphine’s mechanism of action may also mitigate the risk of abuse associated with µ-opioid agonists because it antagonizes, or blocks, µ-opioid receptors. Parenteral nalbuphine is not currently classified as a controlled substance by the DEA in the United States and by regulatory authorities in most of Europe. Trevi intends to propose Haduvio as the trade name for nalbuphine ER. Haduvio is an investigational therapy that has been granted Fast Track designation by the FDA for the proposed indication of reduction of moderate to severe pruritus in patients with prurigo nodularis. Its safety and efficacy have not been evaluated by any regulatory authority.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the potential sale of common stock and warrants in the private placement; the anticipated use of proceeds from the private placement; and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” and similar expressions. Such statements are subject to risks and uncertainties and actual results may differ materially from those expressed or implied by such forward-looking statements. Risks that contribute to the uncertain nature of the forward-looking statements include: fluctuations in Trevi’s stock price; the anticipated use of the proceeds of the private placement; Trevi’s ability to satisfy customary closing conditions related to the private placement and to consummate the private placement; uncertainties regarding the success, cost and timing of Trevi’s product candidate development activities and ongoing and planned clinical trials; uncertainties regarding the scope, timing and severity of the COVID-19 pandemic, the impact of the COVID-19 pandemic on Trevi’s clinical operations and actions taken in response to the pandemic; uncertainties regarding Trevi’s ability to execute on its strategy; the risk that positive results from a clinical trial may not necessarily be predictive of the results of future or ongoing clinical trials; potential regulatory developments in the United States and foreign countries; uncertainties regarding fast track designation and the effect such status could have on the regulatory review or approval process; uncertainties inherent in estimating Trevi’s cash runway, future expenses and other financial results, including Trevi’s ability to continue as a going concern and its obligations under its loan facility; as well as other risks and uncertainties set forth in the quarterly report on Form 10-Q for the quarter ended June 30, 2021 filed with the Securities and Exchange Commission and in subsequent filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Trevi undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Contact

Katie McManus

Trevi Therapeutics, Inc.

203-304-2499

k.mcmanus@trevitherapeutics.com

Media Contact

Rosalia Scampoli

914-815-1465

rscampoli@marketcompr.com